Exhibit 99.1

MarineMax Significantly Expands Global Marina Business with the Closing of IGY Marinas

CLEARWATER, FL, October 4, 2022 – MarineMax, Inc. (NYSE: HZO), the world’s largest recreational boat and yacht retailer today announced that it has significantly expanded its global marina business with the completion of the previously announced acquisition of Island Global Yachting LLC (“IGY Marinas”), effective October 1, 2022.

IGY Marinas owns and operates a collection of iconic marina assets in key global yachting destinations. It distinguishes itself with a synergistic network of strategically positioned luxury marinas situated in the world’s most coveted yachting and sport-fishing destinations. IGY Marinas offers a global network of 23 irreplaceable marinas in the Americas, the Caribbean, and Europe, delivering year-round customer touchpoints catering to a wide variety of luxury yachts, while also being exclusive home ports for some of the world’s largest megayachts. The network of marinas is further bolstered by its exclusive Trident superyacht membership program, expansive service offerings, and comprehensive yacht management platform. IGY Marinas strategically expands MarineMax’s portfolio of marinas and creates cross-sell opportunities with its Fraser Yachts and Northrop & Johnson superyacht services businesses.

“We are excited to have completed the acquisition of IGY Marinas which is consistent with our strategic plan to grow our high-margin businesses, expand our product offerings, and increase our geographic reach,” said W. Brett McGill, Chief Executive Officer and President of MarineMax. “We extend a warm welcome to Tom Mukamal, CEO of IGY Marinas, and the IGY Marinas management team, who will continue to lead the growth and operations of the IGY business.”

MarineMax expects to provide additional financial information when the Company reports its fiscal 2022 results.

For more information on the IGY Marinas acquisition, please see the presentation in the Investor Relations section of our website found here: MarineMax's Acquisition of IGY Marinas

About MarineMax

MarineMax is the world’s largest recreational boat and yacht retailer, selling new and used recreational boats, yachts, and related marine products and services, as well as providing yacht brokerage and charter services. MarineMax has over 100 locations worldwide, including 78 retail dealership locations, some of which include marinas. Collectively, with the IGY acquisition, MarineMax owns or operates 57 marinas worldwide. Through Fraser Yachts and Northrop & Johnson, the Company also is the largest superyacht services provider, operating locations across the globe. Cruisers Yachts, a MarineMax company, manufactures boats and yachts with sales through our select retail dealership locations and through independent dealers. Intrepid Powerboats, a MarineMax company, manufactures powerboats and sells through a direct-to-consumer model. MarineMax provides finance and insurance services through wholly owned subsidiaries and operates MarineMax Vacations in Tortola, British Virgin Islands. The Company also owns Boatyard, an industry-leading customer experience digital product company. MarineMax is a New York Stock Exchange-listed company (NYSE: HZO). For more information, please visit www.marinemax.com.

Forward-Looking Statement

Certain statements in this press release may be forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include the acquisition creating cross-selling opportunities, the acquisition being consistent with MarineMax's strategic plan to grow its high-margin businesses, expand its product offerings, and increase its geographic reach, and the post-closing management and growth of the IGY business. These statements are based on current expectations, forecasts, risks, uncertainties, and assumptions that may cause actual results to differ materially from expectations as of the date of this release. These risks, assumptions, and uncertainties include the Company’s abilities to reduce inventory, manage expenses and accomplish its goals and strategies, the quality of the new product offerings from the Company’s manufacturing partners, the impacts (direct and indirect) of COVID-19 on the Company’s business, the Company’s employees, the Company’s manufacturing partners, and the overall economy, general economic conditions, as well as those within our industry, the level of consumer spending, the Company’s ability to integrate acquisitions into existing operations, and numerous other factors identified in the Company’s Form 10-K for the fiscal year ended September 30, 2021 and other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT:	Michael H. McLamb	Investors:
	Chief Financial Officer	Brad Cohen or Dawn Francfort
	727-531-1700	investorrelations@marinemax.com
Media:
Katherine Cooper
katherine.cooper.@marinemax.com